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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of ARRIS Group, Inc. for the registration of 14,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2003 (except
Note 19, as to which the date is March 24, 2003) with respect to the consolidated financial statements and schedule of ARRIS Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

July 25, 2003
Atlanta, Georgia